EXHIBIT 99.6

                          GULFPORT ENERGY CORPORATION

                          NOMINEE HOLDER CERTIFICATION


     The undersigned, a bank, broker, trustee, depositary or other nominee of rights (the "Rights") to purchase shares of Common Stock of Gulfport Energy Corporation, a Delaware corporation ("Gulfport"), pursuant to the Rights Offering described and provided for in Gulfport's prospectus dated, ___________, 2004 (the "Prospectus"), hereby certifies to Gulfport and to UMB Bank, N.A., as Subscription Agent for such Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Privilege (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) each such beneficial owner's Basic Subscription Privilege has been exercised in full:

   Number  of  shares       Rights  exercised             Number  of  shares
       owned  on           pursuant  to  Basic        subscribed  for  pursuant
   the  Record  Date          Subscription               to Over-Subscription
                               Privilege                       Privilege

________________________________________________________________________________

1.  _________________     ______________________         ______________________

2.  _________________     ______________________         ______________________

3.  _________________     ______________________         ______________________

4.  _________________     ______________________         ______________________

5.  _________________     ______________________         ______________________

6.  _________________     ______________________         ______________________

7.  _________________     ______________________         ______________________

8.  _________________     ______________________         ______________________

9.  _________________     ______________________         ______________________

Provide  the  following  information  if  applicable:

_______________________________
Depository  Trust  Company  ("DTC")
Participant  Number

[PARTICIPANT]

By:  ____________________________
Name:
Title:
________________________________
DTC  Basic  Subscription  Confirmation  Number(s)